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MAXCO, INC. AND SUBSIDIARIES
EXHIBIT 23.1 -- CONSENT OF INDEPENDENT AUDITORS--MOORE STEPHENS DOEREN MAYHEW




                         Consent of Independent Auditors




We consent to the incorporation by reference in Registration Statements (Forms S-8 No. 33-48351 and S-8 No. 333-67539) pertaining to the Maxco, Inc. Incentive Stock Option Plan and the Maxco, Inc. 1998 Stock Option Plan, and in the related prospectus of our report dated March 19, 2002, with respect to the consolidated financial statements and schedule of Integral Vision, Inc. for the years ended December 31, 2001 and 2000 incorporated by reference from the Maxco, Inc. Annual Report (Form 10-K) for the year ended March 31, 2002.



                                                /S/ MOORE STEPHENS DOEREN MAYHEW






Troy, Michigan
July 15, 2002